Exhibit 5.4

April 13, 2015

iHeartCommunications, Inc.

200 East Basse Road

San Antonio, Texas 78209

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Washington counsel to M Street Corporation (“Guarantor”) in connection with an exchange offer (the “Exchange Offer”) to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed on or about April 13, 2015 by iHeartCommunications, Inc., a Texas corporation (the “Issuer”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), for the registration of up to $950,000,000 in aggregate principal amount of 10.625% Priority Guarantee Notes due 2023 (the “Exchange Notes”) to be issued by Issuer pursuant to that certain Indenture dated as of February 26, 2015 (the “Indenture”) among the Issuer, the Guarantor and other guarantors named therein, U.S. Bank National Association, a national banking association, as trustee, and Deutsche Bank Trust Company Americas, as collateral agent.

The obligations of the Issuer under the Exchange Notes will be guaranteed by certain subsidiaries of the Issuer, including Guarantor, pursuant to the guarantee contained in the Indenture (the “Guarantee”). Except as otherwise indicated herein, capitalized terms defined in the Indenture are used herein as defined in the Indenture.

A.	Documents and Matters Examined

In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Issuer and Guarantor as we have considered necessary to provide a basis for the opinions expressed herein, including the Indenture and the Registration Statement. As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), (b) information provided in certificates of officers/representatives of the Issuer and Guarantor, (c) written statements of representatives of the Issuer and Guarantor and (d) the representations and warranties of the Issuer and Guarantor in the Indenture and the Registration Statement. We have not independently verified the facts so relied on.

April 13, 2015

B.	Assumptions

We have relied, without investigation, on the following assumptions:

B-1 Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals and all signatures on executed documents are genuine.

B-2 Each individual who executed and delivered the Indenture and the related documents was legally competent to do so.

B-3 The Indenture and the Guarantee contained therein have not been amended, modified, rescinded, or supplemented in any way.

C.	Opinions

Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

C-1 Guarantor is a corporation validly existing under Washington law.

C-2 Guarantor (a) had the corporate power to execute and deliver the Indenture, including its Guarantee contained therein, at the time of such execution and delivery, and (b) has the corporate power to perform its obligations under the Indenture and its Guarantee.

C-3 The Indenture was duly authorized by all necessary corporate action on the part of the Guarantor, and was duly executed and delivered by the Guarantor.

C-4 Guarantor’s execution and delivery of the Indenture and performance of its obligations under the Indenture (including the performance of its Guarantee contained therein) did not, as of the date of the Indenture, (a) violate the laws of the State of Washington; or (b) violate Guarantor’s articles of incorporation or bylaws.

C-5 No consent, approval, authorization or other action by, or filing with, any governmental authority in the State of Washington is required in connection with the issuance by Guarantor of its Guarantee, except such as may be required under the Act or the Securities Exchange Act of 1934, as amended.

April 13, 2015

D.	Qualifications; Exclusions

D-1 The opinions expressed herein are subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.

D-2 We express no opinion as to the effect, if any, that one or more of the following matters may have on the opinions expressed herein:

(a) federal securities laws and regulations administered by the Commission, state “blue sky” laws and regulations, the Investment Company Act, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

(b) federal and state laws and regulations dealing with (i) antitrust and unfair competition; (ii) filing and notice requirements (e.g., Hart-Scott-Rodino), other than requirements applicable to charter-related documents such as a certificate of merger; (iii) environmental matters; (iv) land use, subdivisions, and licensing matters; (v) tax; (vi) patents, copyrights, trademarks and intellectual property; (vii) racketeering; (viii) health and safety; (ix) labor and employment; (x) national and local emergencies; (xi) the USA PATRIOT Act, or foreign assets control, (xii) possible judicial deference to acts of sovereign states; (xiii) criminal and civil forfeiture; (xiv) statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes); and (xv) regulation of lenders or the conduct of the business of lenders and that may relate to the Indenture, Exchange Offer, or related transactions;

(c) Federal Reserve Board margin regulations;

(d) compliance with fiduciary duty requirements;

(e) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, cities, towns, municipalities and special political subdivisions (whether created or enabled through legislative action at the federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing;

(f) fraudulent transfer and fraudulent conveyance laws;

(g) pension and employee benefit laws and regulations;

(h) Guarantor’s title to or the condition of title of any property; and

(i) the creation, attachment, perfection, priority or enforcement of liens or encumbrances.

April 13, 2015

D-3 We express no opinion as to the enforceability of the Indenture, including the Guarantee contained therein.

D-4 We express no opinion as to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.

For purposes of expressing the opinions herein, (a) we have examined the laws of Washington, (b) we have assumed that those laws govern the construction, interpretation and enforcement of the Indenture, whether or not the Indenture includes a choice-of-law provision stipulating the application of the laws of some other jurisdiction and (c) our opinions are limited to such laws. We have not reviewed, nor are our opinions in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein.

The opinions expressed herein (a) are limited to matters expressly stated herein, and no other opinions may be implied or inferred, including that we have performed any actions in order to provide the legal opinions and statements contained herein other than as expressly set forth, and (b) are as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

The opinions herein may be relied upon by your counsel, Kirkland & Ellis LLP, in connection with their providing certain legal opinions in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations promulgated under the Act, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Act or the related rules and regulations promulgated under the Act. No expansion of our opinions may be made by implication or otherwise.

Very truly yours,

/s/ Perkins Coie LLP